Exhibit 99.1

Press Release	U-STORE-IT TRUST (NYSE - YSI)

U-Store-It Announces the Appointment of Jeffrey P. Foster as Senior Vice President and Chief Legal Officer

WAYNE, PA – February 19, 2009 – U-Store-It Trust (NYSE:YSI) announced the appointment of Jeffrey P. Foster as Senior Vice President and Chief Legal Officer.

Jeff Foster, age 39, has served as Senior Vice President and Associate General Counsel for the Gramercy Realty division of Gramercy Capital Corp. (NYSE:GKK) and its predecessor, American Financial Realty Trust since April, 2003.  Gramercy Realty is a real estate investment trust with an office and bank retail property portfolio of approximately 28 million square feet in thirty eight states and the District of Columbia.  Prior to joining Gramercy, Mr. Foster was a member of the real estate practice group of Morgan, Lewis and Bockius, LLP, an international law firm based in Philadelphia, Pennsylvania.

Christopher Marr, President and Chief Investment Officer, commented, “I am extremely pleased to welcome Jeff to the U-Store-It executive team.  His legal, analytical and real estate experience will be incredibly valuable to us. Jeff’s proven leadership and depth of knowledge will enhance our focus on real estate and financing transactions.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust focused on the ownership, operation, acquisition and development of self-storage facilities in the United States. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the 2008 Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which we operate; the execution of our business plan; financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt; increases in interest rates and operating costs; our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section title “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700